EXHIBIT 99.1

Century Aluminum Section 232 Conference Call Announcement
CHICAGO, IL - 3/9/18 -- Century Aluminum Company (NASDAQ: CENX) will host an investor conference call on Monday, March 12, 2018 at 9:00 a.m. Eastern time. The call will discuss the impact of recent trade action and Hawesville restarts.
The conference call will be webcast live on the Century Aluminum Company website, located at www.centuryaluminum.com. Plan to begin the registration process at least 10 minutes before the live call is scheduled to begin. A replay of the webcast will be archived and available for replay approximately two hours following the live call.
Contact:

Peter Trpkovski (investors and media)
peter.trpkovski@centuryaluminum.com
(312) 696-3112